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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the use in the prospectus constituting a part of this Registration Statement on Form SB-2 of our report dated January 10, 2002, relating to the consolidated financial statements of Trimedyne, Inc., which appears in such Prospectus. We also consent to reference to us under the heading "Experts" in such Prospectus.

/s/ MCKENNON, WILSON & MORGAN, LLP
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MCKENNON, WILSON & MORGAN, LLP.
Irvine, CA
October 2, 2002